Exhibit 99.1

Axogen, Inc. Reports Second Quarter 2020 Financial Results

ALACHUA, FL – August 5, 2020 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today reported financial results and business highlights for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Results and Recent Business Highlights

●	Net revenue was $22.1 million during the quarter, a decrease of 17% compared to second quarter 2019 revenue of $26.7 million.
●	Gross margin was 74.7% for the quarter, compared to 84.1% in the second quarter of 2019.
●	Net loss was $8.1 million for the quarter, or $0.20 per share, compared to a net loss of $7.0 million, or $0.18 per share, in the second quarter of 2019.
●	Adjusted net loss was $5.9 million for the quarter, or $0.15 per share, compared with adjusted net loss of $3.7 million, or $0.10 per share, in the second quarter of 2019.
●	Adjusted EBITDA loss was $5.7 million for the quarter, compared to an adjusted EBITDA loss of $4.1 million in the second quarter of 2019.
●	On June 30, 2020 the Company announced a new seven-year, interest-only financing agreement with Oberland Capital, which provides up to $75.0 million in total financing commitments, with $35 million drawn at the close.
●	The balance of cash, cash equivalents, and investments on June 30, 2020 was $109.9 million, compared to a balance of $89.0 million on March 31, 2020. The net change reflects the receipt of net debt proceeds of $34.7 million, partially offset by capital expenditures in the quarter of $7.8 million and net operating cash burn of $6.0 million.
●	On July 22, 2020 the Company reported that its RECONSM Clinical Study had completed target enrollment of 220 subjects.

“We are encouraged by the performance of our commercial team and the demand for our products over the course of the quarter as surgery schedules opened and hospitals quickly moved to complete nerve repair procedures,” commented Karen Zaderej, chairman, CEO, and president of Axogen. “We expect that most deferred nerve repair procedures will be scheduled by the end of the summer and believe that regional COVID-19 resurgence may continue to negatively impact the incidence of trauma and surgical procedure volumes in certain geographies. As a result, we remain measured in our outlook for the remainder of the year and expect that revenue in the third and fourth quarters will continue to trend below prior-year results. However, we are pleased with the resilience we have seen with our business and we believe that the strength of our balance sheet, along with our cost mitigation initiatives, will allow us to emerge from this pandemic-related downturn as a stronger, leaner organization on a path to profitability.”

Additional Operational and Business Highlights

●	Ended the second quarter with 112 direct sales representatives, an increase of three from last quarter, and up from 100 at the end of Q2 2019.
●	Active accounts in the second quarter were 789, an increase of 4% compared to 762 in the second quarter a year ago.
●	Ended the quarter with 126 peer-reviewed clinical publications featuring Axogen’s nerve repair product portfolio.

RECON Clinical Study Enrollment and Follow-Up

RECON is a pivotal clinical study supporting the Company’s Biologics License Application (BLA) for Avance® Nerve Graft. The study protocol requires a one-year follow-up assessment with an allowance for an additional three-month visit window. With the final subject enrolled in July of 2020, the last patient is expected to complete the study no later than October of 2021. The Company anticipates it will provide a preliminary report of study data in the second quarter of 2022 and expects to file the BLA in 2023.

2020 Financial Guidance

On April 1, 2020, the Company disclosed that it was suspending its 2020 annual financial guidance as previously provided on February 24, 2020 due to factors associated with COVID-19. At this date, the Company cannot predict the extent or duration of the impact of the COVID-19 pandemic on its financial results but expects the current environment will lead to revenues below the prior year in the third and fourth quarter.

Conference Call

The Company will host a conference call and webcast for the investment community today at 4:30 p.m. ET. Investors interested in participating by phone are invited to call toll free at 1-877-407-0993 or use the direct dial-in number 1-201-689-8795. Those interested in listening to the conference call live via the Internet can do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.axogeninc.com under Investors.

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard® Nerve Cap, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive® Soft Tissue Membrane, a processed human umbilical cord intended for surgical use as a resorbable soft tissue barrier. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, South Korea, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements related to the expected impact of COVID-19 on our business, statements regarding our growth, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this press release should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2019, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense. We also use the non-GAAP financial measures of Adjusted Net Loss and Adjusted Net Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and loss on extinguishment of debt from Net Loss and Net Loss Per Common Share - basic and diluted, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Axogen’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contact: Axogen, Inc. Peter J. Mariani, Chief Financial Officer pmariani@axogeninc.com InvestorRelations@AxogenInc.com

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$75,320	$35,724
Restricted Cash	10,610	6,000
Short-term investments	24,009	60,786
Accounts receivable, net	14,049	16,944
Inventory	12,836	13,861
Prepaid expenses and other	3,405	1,706
Total current assets	140,229	135,021
Property and equipment, net	24,858	14,887
Operating lease right-of-use assets	3,138	3,133
Finance lease right-of-use assets	76	87
Intangible assets	1,660	1,515
Total assets	$169,961	$154,643

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,451	$19,130
Current maturities of long term obligations	1,553	1,736
Contract liabilities, current	14	14
Total current liabilities	14,018	20,880
Long-term Debt, net of financing fees	31,960	—
Debt derivative liability	2,387	—
Common stock derivative option liability	176	—
Other long-term liabilities	1,660	1,610
Total liabilities	50,201	22,490
Shareholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 40,020,780 and 39,589,775 shares issued and outstanding	400	396
Additional paid-in capital	315,518	311,618
Accumulated deficit	(196,158)	(179,861)
Total shareholders’ equity	119,760	132,153
Total liabilities and shareholders' equity	$169,961	$154,643

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months ended June 30, 2020 and 2019

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Revenues	$22,116	$26,701	$46,377	$49,986
Cost of goods sold	5,605	4,244	10,421	7,958
Gross profit	16,511	22,457	35,956	42,028
Costs and expenses:
Sales and marketing	14,290	18,467	32,128	34,901
Research and development	4,071	4,282	8,685	8,421
General and administrative	6,404	7,380	11,906	16,581
Total costs and expenses	24,765	30,129	52,719	59,903
Loss from operations	(8,254)	(7,672)	(16,763)	(17,875)
Other income (expense):
Interest income	237	654	548	1,370
Interest expense	(31)	(11)	(62)	(25)
Interest expense – deferred financing costs	—	—	—	—
Loss on extinguishment of debt	—	—	—	—
Other expense	(57)	6	(20)	4
Total other expense	149	649	466	1,349
Net loss	$(8,105)	$(7,023)	$(16,297)	$(16,526)
Weighted average common shares outstanding – basic and diluted	39,823	39,175	39,761	39,055
Loss per common share – basic and diluted	$(0.20)	$(0.18)	$(0.41)	$(0.42)

Adjusted net loss - non GAAP	(5,883)	(3,738)	(13,519)	(9,741)
Adjusted net loss per common share - basic and diluted	$(0.15)	$(0.10)	$(0.34)	$(0.25)

AXOGEN, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Three and Six Months ended June 30, 2020 and 2019

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Net loss	$(8,105)	$(7,023)	$(16,297)	$(16,526)
Depreciation and amortization expense	346	264	665	514
Investment income	(237)	(654)	(548)	(1,370)
Income tax	58	(12)	38	(12)
Interest expense	31	11	62	25
EBITDA - non GAAP	$(7,907)	$(7,414)	$(16,080)	$(17,369)

Non cash stock compensation expense	2,222	2,674	2,778	4,989
Litigation and related costs	—	611	-	1,796
Adjusted EBITDA - non GAAP	$(5,685)	$(4,129)	$(13,302)	$(10,584)

Net loss	$(8,105)	$(7,023)	$(16,297)	$(16,526)
Non cash stock compensation expense	2,222	2,674	2,778	4,989
Litigation and related costs	—	611	—	1,796
Adjusted Net Loss - non GAAP	$(5,883)	$(3,738)	$(13,519)	$(9,741)
Weighted average common shares outstanding – basic and diluted	39,823	39,175	39,761	39,055
Adjusted net loss per common share - basic and diluted	$(0.15)	$(0.10)	$(0.34)	$(0.25)

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

Six Months Ended June 30, 2019 and 2018

(unaudited)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity
For the Three Months Ended June 30, 2020:
Balance at March 31, 2020	$397	$311,850	$(188,053)	$124,194
Net loss	—	—	(8,105)	(8,105)
Stock-based compensation	—	2,222	—	2,222
Shares surrendered by employees to pay taxes	—	(17)	—	(17)
Exercise of stock options and employee stock purchase plan	3	1,463	—	1,466
Balance at June 30, 2020	$400	$315,518	$(196,158)	$119,760

For the Six Months Ended June 30, 2020:
Balance at December 31, 2019	$396	$311,618	$(179,861)	$132,153
Net loss	—	-	(16,297)	(16,297)
Stock-based compensation	—	2,778	—	2,778
Issuance of restricted /performance service awards	1	(1)	—	—
Shares surrendered by employees to pay taxes	(1)	(657)	—	(658)
Exercise of stock options and employee stock purchase plan	4	1,780	—	1,784
Balance at June 30, 2020	$400	$315,518	$(196,158)	$119,760

For the Three Months Ended June 30, 2019:
Balance at March 31, 2019	$391	$300,582	$(160,229)	$140,743
Net loss	—	—	(7,023)	(7,023)
Stock-based compensation	—	2,674	—	2,674
Exercise of stock options and employee stock purchase plan	2	1,563	—	1,565
Balance at June 30, 2019	$393	$304,819	$(167,252)	$137,959

For the Six Months Ended June 30, 2019:
Balance at December 31, 2018	$389	$297,319	$(150,726)	$146,982
Net loss	—	—	(16,526)	(16,526)
Stock-based compensation	—	4,989	—	4,989
Exercise of stock options and employee stock purchase plan	4	2,511	—	2,515
Balance at June 30, 2019	$393	$304,819	$(167,252)	$137,960

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months ended June 30, 2020 and 2019

(unaudited)

	Six Months Ended
	June 30,	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,297)	$(16,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	618	439
Amortization of right-of-use assets	802	891
Amortization of intangible assets	72	56
Provision for bad debt	(115)	(159)
Provision for inventory write down	1,624	(95)
Change in investment gains and losses	(141)	(602)
Share-based compensation	2,778	4,989
Change in assets and liabilities:
Accounts receivable	3,010	(805)
Inventory	(600)	(1,510)
Prepaid expenses and other	(1,699)	(1,312)
Accounts payable and accrued expenses	(4,212)	816
Operating Lease Obligations	(915)	(846)
Cash paid for interest portion of Finance Leases	—	(2)
Contract and other liabilities	(6)	(12)
Net cash used in operating activities	(15,081)	(14,678)

Cash flows from investing activities:
Purchase of short-term investments	(22,965)	(84,142)
Purchase of property and equipment	(13,183)	(1,685)
Sale/Maturities of short-term investments	59,883	98,871
Cash payments for intangible assets	(216)	(280)
Net cash provided by/ (used for) investing activities	23,519	12,764

Cash flows from financing activities:
Proceeds from the issuance long term debt	35,000	—
Payments of debt issuance costs	(350)	—
Payments for repurchase of common stock for employee tax withholding	(658)	—
Cash paid for debt portion of finance leases	(8)	(17)
Proceeds from exercise of stock options and warrants	1,784	2,515
Net cash provided by financing activities	35,768	2,498

Net increase in cash, cash equivalents and restricted cash	44,206	584
Cash, cash equivalents and restricted cash, beginning of year	41,724	30,294
Cash, cash equivalents and restricted cash, end of period	$85,930	$30,878

Supplemental disclosures of cash flow activity:
Cash paid for interest	23	25
Supplemental disclosure of non-cash investing and financing activities
Acquisition of fixed assets in accounts payable and accrued expenses	617	567
Right-of-use asset and operating lease liability	796	26